The OurPet's Co.
Unleashing great ideas in pet care.

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products under the OurPet's and Pet Zone brands in U.S. and international markets.

Market	OTCQX
Ticker symbol	OPCO
At June 30, 2015:	
Share price	$0.72
P/E Ratio	14.4
Market capitalization	$14.3
Price/Book	1.8x
Price/Sales	0.6x

Dollars in millions, except share price.

Three Months Ended June 30, 2015

- Net revenue increased 4% to second quarter record $5.6 million
- Gross profit margin of 30.8%
- Net income increased 77% to $262,076
- Earnings per share of $0.01

Market Trends

U.S. Pet Industry*

- 3rd largest consumer market ($71 billion in 2013)
- Forecasted annual compounded growth rate (CAGR) of 4%-5% through 2017
- 82.5 million or 68% of households own a pet
- Of the 82.5 million households, 47% own at least one dog and 37% own at least one cat
- Average annual spending on non-food pet products
  - $1,135 for dogs
  - $935 for cats
- Industry is generally recession resistant

Pet Accessories and Treats Categories

- 19% of U.S. pet industry annual sales
- Category sales estimated to be $12.5 billion
- Forecasted CAGR of 8% -10% through 2017
- Pets are living longer: 40% are "seniors"

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Annual Net Revenue



$millions
25
20
15
10
5
0
CAGR 9%
$14.3
$17.1
$19.7
$20.2
$21.6
$22.8
$23.4
2009
2010
2011
2012
2013
2014
2015

Dual Brand Strategy

OurPets — We get the love™

PET ZONE — We get the joy™

- OurPets products sold exclusively through the Pet Specialty channel
- OurPets satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support
- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Annual Net Income



$thousands
$2
$1
$0
CAGR 4%
$776
$987
$121
$193
$1,071
$769
$963*
2009
2010
2011
2012
2013
2014
2015

*Twelve months ended June 30, 2015

Strategic Product Categories:

Feline Waste Management Solutions	Interactive cat & dog toys	Healthy feeding systems



Proprietary Products

OurPet's Company has been granted or assigned 82 United States and international patents for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats plus 62 United States and international patents pending for cat and dog toys, dog feeders and waste management products.

*Source: APPA 2015

OURPET'S COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months June 30,			For the Six Months Ended June 30,		
	2015	2014	% Change	2014	2013	% Change
Net revenue	$ 5,586,828	$ 5,360,210	4	$ 11,184,150	10,574,681	6
Gross profit	1,718,069	1,518,445	13	3,412,414	3,072,347	11
Income from operations	422,463	192,758	119	778,776	433,696	80
Income before income taxes	418,945	223,463	87	755,474	438,992	72
Income tax (expense)	156,869	75,708	107	279,606	156,808	78
Net income	262,076	$ 147,756	77	475,868	282,184	69
Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock:						
Net Income	$ 0.01	$ 0.01		$ 0.02	0.01	
Weighted average number of common shares outstanding used to calculate basic earnings per share	17,558,838	16,897,781		17,555,973	16,798,259	
Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share	19,201,418	18,205,549		19,172,847	18,244,626	

Business Model

Strong R&D and Patents

- Products are brought to market after careful investment in both behavioral research and technology research
- Focus on products with proven efficacy
- Aversion to developing commodity products
- Formidable patent fencing process to secure inimitability versus the competition

Positioning with Leading Retailers

- Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco
- Private label business helps maintain shelf space within pet specialty retailers
- #1 ranking within product category position at Amazon
- Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce

Specific Pet Industry Trends

- Consolidation of vendors within leading retailers
- Growth in Toys & Accessories continue
- The feline Waste & Odor control market represents a particularly attractive, growing segment

Sales Channels/ Customer examples

Pet Specialty

- Petco
- Petsmart
- Petsupermarket
- Pet Supplies Plus
- petvalu

Food, Drug & Mass

Grocery
- Kroger
- Publix

Mass
- Meijer
- Kmart
- Walmart

E-commerce
- Amazon.com
- Doctors Foster and Smith
- Petsmart.com
- Wag
- Walmart.com

"We are encouraged with our results for the second quarter which included record net revenue, increased margins and further progress implementing our dual-brand strategy...We're excited about our growth opportunities in the second half of this year. Several new and exciting proprietary products will be shipped to customers beginning later this month...Three proprietary, game-changing products are being developed for the feline waste management category that we expect to release during the first half of 2016."

Dr. Steven Tsengas, *Chairman and CEO*

1300 East Street, Fairport Harbor, Ohio 44077
1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com
Public Company Symbol: OTCQX: OPCO • Member of APPA • NASC • RILA

Unleashing great ideas in pet care.™